UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010
ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-2116	23-0366390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 3001 LANCASTER, PA	17604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 397-0611
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
Armstrong World Industries, Inc. (the “Company”) entered into an Indemnification Agreement with Thomas B. Mangas, effective as of February 10, 2010, providing for indemnification against liabilities relating to his services as an officer and advancement of expenses under certain circumstances to the fullest extent permitted by law. The form Indemnification Agreement is incorporated herein by reference from the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, wherein it appeared as Exhibit No. 10.32.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company has announced that Michael D. Lockhart will step down as Chief Executive Officer and President of the Company and will resign as chairman and as a member of the Company’s board of directors effective February 28, 2010. In connection with Mr. Lockhart’s separation from the Company, the Company and Mr. Lockhart entered into a separation agreement that provides Mr. Lockhart with the payments and benefits provided under his existing change in control agreement and provides for a mutual release of claims. The payments and benefits include an aggregate cash payment of approximately $11 million payable six months following his separation, payment of a bonus earned in 2009 of approximately $1.5 million and 36 months’ continued welfare benefits coverage and outplacement services. The separation agreement also contains various covenants including covenants relating to transition matters. The foregoing summary of the separation agreement with Mr. Lockhart does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The press release issued by the Company on February 12, 2010 is furnished as Exhibit 99.1.
Forward Looking Statements
These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements provide expectations or forecasts of future events. Our outcomes could differ materially due to known and unknown risks and uncertainties, including: lower construction activity reducing our market opportunities; availability and costs for raw materials and energy; risks related to our international trade and business; business combinations among competitors, suppliers and customers; risks related to capital investments and restructurings; reduced business with key customers; and other factors disclosed in our recent reports on Forms 10-K, 10-Q and 8-K filed with the SEC. We undertake no obligation to update any forward-looking statement.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
No. 10.1 Separation Agreement with Michael D. Lockhart, dated as of February 10, 2010.
No. 99.1 Press Release of Armstrong World Industries, Inc. dated as of February 12, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.
Date: February 12, 2010	By:	/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, General Counsel and Corporate Secretary

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